UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 13, 2013 (September 9, 2013)

MAGNUM HUNTER RESOURCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32997	86-0879278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(832) 369-6986
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Magnum Hunter Resources Corporation (the “Company”) is filing this Current Report on Form 8-K to report that Fred J. Smith, Jr. has ceased to serve as Senior Vice President and Chief Accounting Officer and as an employee of the Company effective September 9, 2013.
As previously announced, the Company appointed Joseph C. Daches as its new Senior Vice President and Chief Financial Officer effective July 22, 2013. Mr. Daches has now assumed the additional responsibilities of Chief Accounting Officer of the Company at this time. As part of the Company's internal control remediation plan, as previously disclosed in the Company's public filings with the Securities and Exchange Commission, Mr. Daches is continuing to evaluate all of the Company's accounting and financial reporting personnel and each individual's job responsibilities and qualifications. The goal is to further enhance the staffing of the Company's accounting department with qualified employees and outside consultants where needed, who have the knowledge, training and experience necessary to support the Company's overall internal audit and control environment.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: September 13, 2013	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer